UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 20, 2005
Xponential, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-13919	75-2520896
(State of incorporation)	(Commission File Number)	(I.R.S. Employer
Identification No.)
6400 Atlantic Boulevard, Suite 190, Norcross, Georgia 30071
(Address of principal executive offices)
678-720-0660
(Registrant’s telephone number)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities.
     From October 2004 through December 20, 2005 Xponential, Inc. (the “registrant”) sold an aggregate of $14,442,000(1) in original principal amount of 8% Limited Recourse Secured Convertible Subordinated Notes due 2014 (the “Convertible Notes”) to one hundred seventy-six (176) individual and entity investors. Since the registrant’s Quarterly Report on Form 10-QSB for the fiscal quarter ended September 30, 2005, as filed with the Securities and Exchange Commission on November 14, 2005, in which the registrant disclosed the sale of $422,000 in original principal amount of Convertible Notes, the following Convertible Notes (totaling $945,000 in original principal amount) have been sold by the registrant:

Original
Issuance	Principal
Date	Amount

11/10/05	$100,000
11/15/05	$50,000
11/22/05	$100,000
11/23/05	$50,000
11/23/05	$25,000
12/01/05	$25,000
12/05/05	$100,000
12/06/05	$50,000
12/06/05	$50,000
12/06/05	$30,000
12/06/05	$50,000
12/13/05	$30,000
12/14/05	$50,000
12/15/05	$35,000
12/19/05	$50,000
12/20/05	$100,000
12/20/05	$50,000
     The Convertible Notes were sold pursuant to an ongoing private offering of up to $20,000,000 in original principal amount of Convertible Notes by the registrant (the “Offering”). The Convertible Notes are being offered only to “accredited investors” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act of 1933”).
     The Convertible Notes are being offered on a best efforts basis by Massie Capital, Ltd. (the “Selling Agent”), a licensed member of the National Association of Securities Dealers, Inc. The registrant will pay a commission of 9% of the selling price of the Convertible Notes to the Selling Agent. In addition to the cash commission, the

(1)	In its Report on Form 8-K dated October 27, 2005, as filed with the Securities and Exchange Commission on November 2, 2005, the registrant erroneously reported the sale of an aggregate of $13,125,000 in original principal amount of Convertible Notes, which amount included $50,000 in subscriptions that were subsequently not accepted by the registrant.

registrant will issue to the Selling Agent for each $10,000 in principal amount of Convertible Notes sold, 100 warrants (“Selling Agent’s Warrants”), each exercisable to purchase one share of the registrant’s Common Stock at $11 per share. The Selling Agent’s Warrants will expire seven years from the date of issuance. The Selling Agent may distribute a portion of the cash commission and Selling Agent’s Warrants to soliciting broker-dealers who participate in the Offering.
     The Convertible Notes are convertible at the option of the holders into shares of Common Stock of the registrant, at a conversion rate of 100 shares of Common Stock per $1,000 principal amount of Convertible Notes, subject to adjustment upon certain events. The Convertible Notes are convertible at any time prior to the close of business on December 31, 2014, unless previously redeemed, at the conversion rate set forth above. Holders of Convertible Notes called for redemption will be entitled to convert the Convertible Notes up to and including, but not after, the business day immediately before the date fixed for redemption.
     The foregoing issuances were made in reliance on Rule 506 of Regulation D promulgated under the Securities Act of 1933.
Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits. The following exhibits are furnished as part of this Report:
4.1	Indenture dated as of October 8, 2004 between Xponential, Inc., as issuer, and The Bank of New York Trust Company, N.A., as trustee. (1)

4.2	Supplemental Indenture dated as of October 8, 2004 to Indenture dated as of October 8, 2004 between Xponential, Inc., as issuer, and The Bank of New York Trust Company, N.A., as trustee. (1)

(1)	Filed as an exhibit to the registrant’s Current Report on Form 8-K filed on February 18, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 21, 2005	XPONENTIAL, INC.
	By:	/s/ Dwayne A. Moyers
Dwayne A. Moyers,
Chief Executive Officer